Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120257 of WellCare Health Plans, Inc. on Form S-8 of our report dated February 10, 2005, appearing in this Annual Report on Form 10-K of WellCare Health Plans, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

February 10, 2005